Exhibit 3.2

Amended and Restated By-Laws
of
FULL HOUSE RESORTS, INC.

ARTICLE I
STOCKHOLDERS MEETINGS

Section 1. Annual Meeting. A meeting of stockholders shall be held annually for the election of directors and the transaction of any other business that may come before the meeting. The time and place of the meeting shall be as determined by the Board and designated in the Notice of Meeting.

Section 2. Special Meetings. Special meetings of the stockholders may be called for any purpose at any time by the Board or at the request in writing of stockholders owning at least forty percent (40%) of the total number of outstanding shares of any class of capital stock of the Corporation (such request, a “Special Meeting Request”); provided, however, that if a Special Meeting Request is made in compliance with this Section 2, the Board may, in lieu of calling the special meeting to vote on the items set forth in the Special Meeting Request, present identical or substantially similar items for stockholder approval at any other meeting of stockholders that is held within ninety (90) days after the last date such special meeting may be held under the Special Meeting Request.

Section 3. Notice of Meetings. Notice of the place, date and time of each annual and special meeting of stockholders and, in the case of a special meeting, the purposes thereof, shall be given personally or by first class prepaid mail to each stockholder entitled to vote at such meeting, not less than ten (10) and not more than fifty (50) days before the date of such meeting. If mailed, such notice shall be directed to each stockholder at his address as it appears on the stock records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders need not be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business before the meeting because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board shall fix after an adjournment a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 4. Place of Meetings. Meetings of the stockholders may be held at such place, within or without the State of Delaware, as the Board or the officer or other authority calling the same shall specify in the notice of such meeting or in a duly executed waiver of notice thereof.

Section 5. Quorum. At all meetings of the stockholders, the holders of forty percent (40%) of the issued and outstanding shares of capital stock of the Corporation (of all classes) entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of any business. In the absence of a quorum, the holders of a majority of the shares present in person or by proxy and entitled to vote, or, if no stockholder entitled to vote is present, then the President or in his absence any other officer of the Corporation, may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

Section 6. Organization. At each meeting of the stockholders, the Chairman, or in his absence or inability to act the President, or in the absence of both of them any person chosen by a majority of those stockholders present, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof

Section 7. Order of Business. The order of business at all meetings of the stockholders shall be determined by the chairman of the meeting.

Section 8. Voting. Except as otherwise provided by statute or the Certificate of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of stock standing in his name on the record of stockholders of the Corporation on the date fixed for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting. Each stockholder entitled to vote at any meeting may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney in fact and delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three (3) years from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases in which it is designated as irrevocable and an irrevocable proxy is permitted by law. Except as otherwise provided by statute, these By-Laws or the Certificate of Incorporation, any corporate action to be taken by a vote of the stockholders shall be authorized by a majority of the total votes cast by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, and shall state the number of shares voted.

Section 9. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his name. The list shall be produced and kept at the meeting to resolve any questions relating to the voting rights of any stockholder.

Section 10. Inspectors. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

Section 11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the stockholders (including the annual meeting) may, to the extent permitted by applicable law, be taken without a meeting with the written consent of the holders of record of that number of outstanding shares of the Corporation which is then required to authorize such action, provided that such written consent shall be filed with the minutes of proceedings of the stockholders, and provided further that written notice of such action shall be given as required by law to all non-consenting stockholders.

ARTICLE II
BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation required to be exercised or done by the stockholders.

Section 2. Number, Qualifications, Election and Term of Office. The number of directors of the Corporation shall be fixed from time to time, within the limits specified by the Certificate of Incorporation, by resolution of the Board of Directors; provided, however, no director’s term shall be shortened by reason of a resolution reducing the number of directors. All directors shall be of full age. Directors need not be stockholders. The directors shall be elected at the annual meeting of stockholders or, if action by the stockholders without a meeting is permitted by applicable law, the directors may be elected by consent of the holders of that number which would be sufficient to elect the directors at the annual meeting. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified, or until his death, resignation or removal.

Section 3. Place of Meetings. Meetings of the Board may be held at such place, within or without the State of Delaware, as the Board may from time to time determine or as shall be specified in the notice or waiver of notice of such meeting. Any or all directors may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 4. First Meeting. The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given.

Section 5. Regular Meetings. Regular meetings of the Board shall be held at such time and place as the Board may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or these By-Laws.

Section 6. Special Meetings. Special meetings of the Board may be called by the Chairman, the President or a majority of the directors.

Section 7. Notice of Meetings. Notice of each special meeting (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and the place (within or without the State of Delaware) of the meeting. Notice of each meeting shall be delivered to each director either personally or by telephone, telegraph, cable or wireless, at least twenty-four (24) hours before the time at which such meeting is to be held or by first class mail, postage prepaid, addressed to him at his residence, or usual place of business, at least three days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Except as otherwise specifically required by statute or the Certificate of Incorporation or these By-Laws, a notice or waiver of notice of any regular or special meeting need not state the purposes of such meeting.

Section 8. Quorum and Manner of Acting. A majority of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting and, except as otherwise expressly required by statute, the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat, or if no director be present the Secretary, may adjourn such meeting to another time and place, or such meeting, unless it be the first meeting of the Board, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Article III of these By-Laws, the directors shall act only as a Board and the individual directors shall have no power as such.

Section 9. Organization. At each meeting of the Board, the Chairman or, in his absence or inability to act the President, or in the absence of both of them any director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary or, in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 10. The Chairman. If a Chairman shall be elected, he shall preside, if present, at each meeting of the Board and stockholders and shall be an ex-officio member of all committees of the Board. He shall perform all duties incident to the office of Chairman and all such other duties as from time to time may be assigned to him by the Board or these By-Laws. If no Chairman shall be elected, the President shall have the privileges and responsibilities set forth in this Section 10.

Section 11. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Chairman or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 12. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office, unless sooner removed, until the next annual election and until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided in these By-Laws. When one or more directors shall resign from the Board, effective at a future date, a majority of directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Section 13. Removal of Directors. Except as otherwise provided in the Certificate of Incorporation or by law, any director may be removed, either with or without cause, at any time, at a special meeting of the stockholders called for that purpose, and the vacancy in the Board caused by any such removal may be filled by the remaining directors or by the stockholders.

Section 14. Compensation. The Board shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 15. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing, such writing or writings shall be filed with the minutes of proceedings of the Board.

ARTICLE III
EXECUTIVE AND OTHER COMMITTEES

Section 1. Executive and Other Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any member of any committee, or any alternate or substitute member of any committee, may participate in any meeting of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at the meeting. Any such committee, to the extent provided in the resolutions creating the same shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority to: amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend the By-Laws of the Corporation; and, unless the resolution creating the same so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep written minutes of its proceedings and shall report such minutes to the Board when required. All such proceedings shall be subject to alteration or revision by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

Section 2. General. A majority of any committee may determine its action and fix the time and place of its meetings, and the manner of giving notice, if any, of regular meetings thereof, unless the Board shall otherwise provide. Notice of each special meeting of any committee shall be given to each member of the committee in the manner provided for in Article II, Section 7. Unless the Board shall otherwise provide, any action required or permitted to be taken at any meeting of any committee may be taken without a meeting if all of the members of any such committee consent thereto in writing, such writing or writings shall be filed with the minutes of proceedings of such committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

ARTICLE IV
OFFICERS

Section 1. Number and Qualifications. The officers of the Corporation may include the Chairman of the Board if a Chairman shall be elected and shall include the President, one or more Vice Presidents (one of whom may be designated Executive Vice President), the Treasurer and the Secretary. Any two or more offices may be held by the same person, but the same person shall not be both President and Secretary. Such officers shall be elected from time to time by the Board, each to hold office until the meeting of the Board following the next annual meeting of the stockholders, or until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as herein provided in these By-Laws, but no such election shall of itself create contract rights in any such officer. The Board may from time to time elect, or the President may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers), and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the electing or appointing authority.

Section 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3. Removal. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board at any meeting of the Board or, except in the case of an officer or agent elected or appointed by the Board, by the Chairman or the President. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may he filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election to such office.

Section 5. The President. The President shall be the chief operating and administrative officer of the Corporation and shall have general and active management of the day-to-day business of the Corporation and general and active supervision and direction over the other officers, agents and employees of the Corporation and shall see that their duties are properly performed, subject, however, to the control of the Chairman. The President shall be an ax-officio member of all committees of the Board, and shall perform all duties incident to the office of President and chief operating and administrative officer and such other duties as from time to time may be assigned to him by the Board or the Chairman, or by these By-Laws.

Section 6. Vice Presidents. Each Vice President shall have such powers and perform all such duties as from time to time may be assigned to him by the Board or the President.

Section 7. The Treasurer. The Treasurer shall:

(a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and have control of all books of account of the Corporation;

(c) cause all moneys and other valuables to be deposited to the credit of the Corporation in such depositaries as may be designated by the Board;

(d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board;

(f) render to the President (and the Board whenever the Board may require) an account of the financial condition of the Corporation; and

(g) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or the President.

Section 8. The Secretary. The Secretary shall:

(a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;

(b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the President.

Section 9.  Officers’ Bonds or Other Security. If required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such sureties as the Board may require.

Section 10. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board; provided, however, that the Board may delegate to the President the power to fix the compensation of officers and agents appointed by the President. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE V
INDEMNIFICATION

The Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

ARTICLE VI
CONTRACTS, CHECKS, BANK ACCOUNTS, ETC.

Section 1. Execution of Contracts. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, any contract or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine.

Section 2. Loans. No officer shall effect loans or advances for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, or on account of such loans make, execute or deliver any promissory note, bond or other evidence of indebtedness of the Corporation, or mortgage, pledge, hypothecate or transfer otherwise than in the ordinary course of business of the Corporation any securities or other property of the Corporation, except when authorized by the Board.

Section 3. Checks Drafts, Etc. All checks, drafts, bills of exchange and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons as shall from time to time be authorized by the Board.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation, or in such other manner as the Board may determine by resolution.

Section 5. General and Special Financial Accounts. The Board may from time to time authorize the opening and keeping of general and special accounts with such banks, trust companies or other depositories, and with such brokerage firms and other financial institutions, as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

Section 6. Proxies. The President, or any agent that the President may from time to time appoint, may, in the name and on behalf of the Corporation cast the votes which the Corporation may be entitled to cast at meetings of the holders of the stock or other securities of other corporations, or consent in writing, in the name of the Corporation as such holder, to any action by other corporations, and, in the case of an agent appointed by the President, may instruct the agent so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written waivers, proxies or other instruments as may be deemed necessary or proper in the premises.

ARTICLE VII
SHARES, ETC.

Section 1. Stock Certificates. Each holder of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the Corporation owned by him; provided, however, that the Board may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the Corporation’s stock. The certificates representing shares of stock shall be signed in the name of the Corporation by the President and by the Secretary and sealed with account of the alleged loss, theft, or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.

Section 2. Books of Account and Record of Stockholders. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

Section 3. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only on authorization by the registered holder thereof, or by his attorney “hereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares (in the case of certificated shares) properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of transfer.

Section 4. Regulations. The Board may make such additional rules and regulations, not inconsistent with these By-laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents, transfer clerks or registrars, and may require all certificates for shares of stock to bear the signature or signatures of any of them.

Section 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.

Section 6. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders shall be the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed, and (3) the record date for determining stockholders for any other purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VIII
OFFICES

The Corporation may also have an office or offices other than its registered office at such place or places, either within or without the State of Delaware, as the Board shall from time to time determine or the business of the Corporation may require.

ARTICLE IX
FISCAL YEAR

The fiscal year of the corporation shall be Determined by the Board.

ARTICLE X
SEAL

The Board shall provide a corporate seal, which shall be in the form of two concentric circles and bear the name of the Corporation, the year of incorporation and the words “Corporate Seal-Delaware”.

ARTICLE XI
AMENDMENTS

These By-Laws may be amended or repealed or new by-laws may be adopted at any annual or special meeting of the stockholders by a majority of the total votes of the stockholders present in person or represented by proxy and entitled to vote on such action, provided, however, that the notice of such meeting shall have been given as provided in these By-Laws. These By-Laws may also be amended or repealed or new by-laws may be adopted by the Board at any meeting thereof; provided, that notice of such meeting shall have been given as provided in these By-Laws; and provided further, however, that the by-laws adopted by the Board may be amended or repealed by the stockholders as hereinabove provided.

I certify that the within By-laws of Full House Resorts, Inc. are true and accurate and effective as of this 24th day of March 2015.

/s/ Elaine Guidroz
Elaine Guidroz
Secretary